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                                                                    EXHIBIT 10.1

                          TRANSITION SERVICES AGREEMENT


        THIS TRANSITION SERVICES AGREEMENT, dated as of April 4, 2002, is made by and between Gen-Probe Incorporated, a Delaware corporation ("Gen-Probe"), and Chugai Pharma USA, LLC, a Delaware limited liability company ("CPUSA").

                                R E C I T A L S:

        WHEREAS, Gen-Probe and CPUSA have been affiliated corporations controlled by Chugai Pharmaceutical Co., Ltd. , a Japanese corporation (Kabushiki Kaisha) ("Chugai"), and Gen-Probe has provided certain services to CPUSA;

        WHEREAS, Chugai has proposed to distribute its shareholdings in Gen-Probe to Chugai's shareholders in a "spin-off" transaction pursuant to a Separation and Distribution Agreement (the "Separation and Distribution Agreement"), between Chugai and Gen-Probe, while retaining ownership of CPUSA (the "Separation");

        WHEREAS, by this Agreement, the parties desire to confirm their agreement with respect to the provision of services by Gen-Probe to CPUSA following the Separation; and

        WHEREAS, Gen-Probe is able and willing to provide the specified services to CPUSA, and CPUSA desires to engage Gen-Probe as an independent contractor to provide the same in accordance with the terms set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. Definitions. For the purpose of this Agreement the following terms shall have the following meanings:

        "Affiliate" means any person or entity that controls, is controlled by, or is under common control with such person or entity. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or other interests, by contract or otherwise.

        "Chugai" has the meaning set forth in the Recitals.

        "CPUSA" has the meaning set forth in the Preamble.

        "CPUSA Indemnitees" has the meaning set forth in Section 6.01(a).



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        "Cost of Services" means, in respect of particular Services, the cost incurred by Gen-Probe (including allocation of fixed costs and overhead) in connection with the provision of such Services to CPUSA pursuant to this Agreement, which shall be computed in accordance with Gen-Probe's normal accounting practices and principles (on a basis consistent with such practices and principles immediately prior to the Separation).

        "Force Majeure" has the meaning set forth in Section 7.09.

        "Gen-Probe" has the meaning set forth in the Preamble.

        "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any governmental authority.

        "Separation" has the meaning set forth in the Recitals.

        "Separation and Distribution Agreement" has the meaning set forth in the Recitals.

        "Services" has the meaning set forth in Section 2.01.

        "Term" has the meaning set forth in Section 4.01.

                                   ARTICLE II

                                    SERVICES

        Section 2.01. Provision of Services by Gen-Probe. Commencing on the date hereof, CPUSA hereby engages and retains Gen-Probe to provide or otherwise make available to CPUSA the services described in Schedule 2.01 to this Agreement (the "Services"), and Gen-Probe hereby accepts and agrees to provide or otherwise make available the Services to CPUSA, for the term and consideration as specified herein.

                                   ARTICLE III

                                  COMPENSATION

        Section 3.01. Cost of Providing Services. In consideration for the Services provided to CPUSA, CPUSA shall pay to Gen-Probe the Cost of Services plus a mark up of 10% of such Cost of Services.

        Section 3.02.  Payment.

               (a) Gen-Probe shall invoice CPUSA quarterly in arrears for the Services provided by it under this Agreement. Each such invoice shall be accompanied by an itemized report specifying the Cost of Services incurred by Gen-Probe in the performance of the Services. Such invoice shall contain reasonable documentation to substantiate the amounts billed including, but not limited to, listings of the dates, times and amounts of the services in question



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where applicable and practicable. Payment shall be made by CPUSA within 60 days after receipt of any such invoice and report.

               (b) All amounts due for Services rendered pursuant to this Agreement shall be paid in United States dollars.

        Section 3.03. Taxes. CPUSA shall pay any applicable sales tax, value-added tax, goods and services tax or similar tax payable with respect to the provision by Gen-Probe of Services.

                                   ARTICLE IV

                                      TERM

        Section 4.01. Term. The term of this Agreement shall be for one year commencing on the date hereof, provided that CPUSA may on not less than 30 days' prior written notice to Gen-Probe terminate the term on an earlier date and provided further that CPUSA shall use reasonable commercial efforts to expedite its transition to independent services (the "Term"). The obligation of CPUSA to make a payment for Services previously rendered shall not be affected by the expiration of the Term and shall continue until full payment is made.

        Section 4.02. Termination of Individual Services. CPUSA may terminate at any time during the Term any individual service provided under this Agreement on a service-by-service basis upon written notice to Gen-Probe identifying the particular service to be terminated and the effective date of termination, which date shall not be less than 7 days after receipt of such notice unless Gen-Probe otherwise agrees.

                                    ARTICLE V

                                CERTAIN COVENANTS

        Section 5.01. Points of Contact. Each of the parties shall name a point of contact who shall be responsible for the implementation of this Agreement between the parties, including resolution of any issues which may arise during the performance hereunder on a day-to-day basis.

        Section 5.02.  Cooperation; Reasonable Care.

               (a) The parties shall cooperate (using reasonable efforts) to effect a smooth and orderly transition of the Services provided hereunder.

               (b) Gen-Probe shall perform the Services under this Agreement with reasonable skill and care and shall use at least that degree of skill and care that it would exercise in similar circumstances in carrying out its own business, and in any event shall use the same degree of skill and care as used in providing CPUSA with comparable services prior to the Separation. Gen-Probe shall take necessary measures to protect CPUSA's data that is processed by Gen-Probe from destruction, deletion or unauthorized change and allow its recovery in events of Force Majeure; provided, however, that Gen-Probe shall be deemed to have satisfied this



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obligation if the measures taken to protect and recover CPUSA's data are equivalent to what it uses in carrying out its own business.

                                   ARTICLE VI

                                    INDEMNITY

        Section 6.01.  Indemnity.

               (a) Gen-Probe shall indemnify and hold harmless CPUSA, its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CPUSA Indemnitees") against all liabilities, claims, losses, damages, death or personal injury of whatever nature or kind, arising out of (i) its performance of this Agreement, to the extent occasioned by its own willful misconduct or negligent actions or omissions or the willful misconduct or negligent actions or omissions of directors, officers, employees or agents or (ii) any breach by it of its obligations hereunder.

               (b) Notwithstanding the foregoing, CPUSA shall not be entitled to any damages with respect to lost profits or other consequential damages or punitive damages with respect to the performance by Gen-Probe under this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

        Section 7.01. Confidentiality. The parties' rights and obligations with respect to the confidentiality of any information disclosed by one party to the other party for the purpose of this Agreement or otherwise accessible to such other party during the performance hereunder shall be as follows:

               (a) Each of CPUSA and Gen-Probe, on behalf of itself and each of its Affiliates, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to its own confidential and proprietary information pursuant to policies in effect as of the date Distribution Date, all Information concerning the other party that is either in its possession (including Information in its possession prior to the date hereof) or furnished by either party or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or any Ancillary Agreement, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any Affiliate or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any party's Affiliate) which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other party.



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               (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with this Section. Without limiting the foregoing, when any Information furnished by the other party pursuant to this Agreement is no longer needed for the purposes contemplated by this Agreement, each party will promptly after request of the other party either return to the other party all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

               (c) Protective Arrangements. In the event that any party or its Affiliate either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process of such Governmental Authority.

        Section 7.02. Arbitration; Continuation of Services Pending Outcome of Dispute. In the event of any dispute, controversy or claim between the parties arising out of or relating to this Agreement, the parties be as follows:

               (a) Disputes. Procedures for discussion, negotiation and mediation set forth in this Article VII shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement.

               (b) Escalation; Mediation.

                      (1) It is the intent of the parties to use their respective reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable efforts to meet within 30 days of the Escalation Notice.



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                      (2) If the parties are not able to resolve the dispute,
controversy or claim through the escalation process referred to above, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (the "AAA"). The parties shall retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties; provided, however, that if the parties fail to agree upon a mediator within 15 days following the date that such matter is referred to mediation, a mediator shall be chosen by the AAA. The place of mediation shall be San Francisco, California or such other location as may be agreed to by the parties, and the language of the mediation shall be English. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any arbitration proceeding by either party.

               (c) Arbitration. If a dispute arises out of or relates to this Agreement or any Ancillary Agreement, or the breach hereof or thereof, and if said dispute cannot be settled through mediation pursuant to the provisions set forth in Section 7.02 above, such dispute shall be exclusively and finally resolved by arbitration in accordance with this Agreement and the Commercial Arbitration Rules of the AAA.

                      (1) The arbitration shall be decided by a single arbitrator who shall be chosen by the parties. If the parties cannot agree upon an arbitrator within 10 day after submission of a demand for arbitration, then the arbitrator shall be appointed by AAA or such other organization as may be agreed by the parties.

                      (2) The place of arbitration shall be Los Angeles, California or such other location as may be agreed to by the parties, and the language of the arbitration shall be English.

                      (3) The award of the arbitrator shall be final and binding on the parties and may be presented by either of the parties for enforcement in any court of competent jurisdiction, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this Section
7.02 and any order or award entered therein. The arbitrator shall have the authority, in his pr her discretion, to award to the prevailing party its attorneys' fees and costs incurred in such arbitration. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

                      (4) The fees of the arbitrator and the other costs of such arbitration shall be borne and paid equally by the parties involved in the matter, except that each party shall be responsible for its own expenses, including attorneys' fees (except as provided in clause (d) above).

                      (5) Nothing contained in this Section 7.02 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate



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the issues relevant to such request for injunctive relief before such court (i)
to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section 7.02. The parties agree that any legal remedy available to a party with respect to a breach of this Section 7.02 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 7.02.

        Section 7.03.  Counterparts; Entire Agreement; Corporate Power.

               (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

               (b) This Agreement and the Separation and Distribution Agreement, and the Exhibits and Schedules hereto and thereto, contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

        Section 7.04. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California irrespective of the choice of law principles of the State of California that would result in the application of the law of another jurisdiction, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

        Section 7.05. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto, except that CPUSA may assign its rights and obligations hereunder, in whole or in part, to a transferee of that part of its assets and business to which such rights relate.

        Section 7.06. Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any CPUSA Indemnitee, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and
(b) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

        Section 7.07. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given upon receipt by (a) hand delivery, (b) certified or registered mail, return receipt requested, (c) delivery by reputable overnight delivery service, or (d) facsimile transmission with confirmation of receipt, addressed as follows, or to such other address as may be hereafter notified by the parties:



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               If to CPUSA, to:

               Chugai Pharma USA, LLC
               Attention:  General Counsel
               6275 Nancy Ridge Drive
               San Diego, California 92121-4362
               Fax:  (858) 626-2577

               If to Gen-Probe to:

               Gen-Probe Incorporated
               Attn:  General Counsel
               10210 Genetic Center Drive
               San Diego, California  92121-4362

               Fax:  (858) 410-8918

Any party may, by notice to the other party, change the address to which such notices are to be given.

        Section 7.08. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

        Section 7.09. Force Majeure. No party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence ("Force Majeure"), such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

        Section 7.10. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 7.11. Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.



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        Section 7.12. Amendments. No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

        Section 7.13. Status of the Parties. Gen-Probe shall be deemed to be an independent contractor and, except as expressly provided or authorized in the Agreement, shall have no authority to act for or represent CPUSA.

        IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be executed by their duly authorized representatives.


                                        Gen-Probe Incorporated



                                        By: /s/ HENRY L. NORDHOFF
                                           -------------------------------------
                                           Henry L. Nordhoff
                                           President and Chief Executive Officer


                                        Chugai Pharma USA, LLC



                                        By: /s/ TAKESHI YOSHIDA
                                           -------------------------------------
                                           Takeshi Yoshida
                                           President and Chief Executive Officer



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                                  SCHEDULE 2.01

                               TRANSITION SERVICES

1. Employee Benefit Services. Administrative services with respect to CPUSA employee benefit plans not fully separated as of April 4, 2002, including but not limited to: 401(k) Plan, Employee Assistance Plan, Flexible Benefits Plan and health insurance programs. Upon termination of such administrative services (and without regard to the expiration of the Term), Gen-Probe shall provide CPUSA with such information and records as are reasonably requested by CPUSA to enable it to administer such benefit plans without Gen-Probe's assistance.

2. Finance Services. Such finance and accounting services as were provided by Gen-Probe to CPUSA prior to the Separation, including, but not limited to: payroll, accounts receivable, accounts payable, tax, capital RCI and fixed asset accounting, account reconciliations, administration of CPUSA corporate cards and access to Gen-Probe's manufacturing and accounting system MANMAN (or its equivalent) and the Helmsman budget system (or its equivalent).

3. Human Resource Services. Such human resource services as were provided by Gen-Probe to CPUSA prior to the Separation, including, but not limited to: access to the human resources database ABRA (or its equivalent), upgrades to and back-ups of ABRA and maintenance of off-site information storage locations.

4. Other Services. Such travel agency services, information technology services, environmental safety services, facilities and engineering services, and other administrative or support services as were provided prior to the Separation.